United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

DAMON INC.

(Exact name of registrant as specified in its charter)

British Columbia	001-42190	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Canada Way, Suite #402 Burnaby, BC	V5G 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (236) 326-3619

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	DMN*	The Nasdaq Stock Market LLC*

*	As previously reported, The Nasdaq Stock Market LLC has determined to delist the Company’s common shares, and has suspended its trading as of May 20, 2025. The Company’s common shares are currently quoted on the OTCID Basic Market, operated by OTC Markets Group, Inc., under the symbol “DMNIF.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Reverse Stock Split

On July 3, 2025, Damon Inc. (the “Company”) effected a reverse split of its outstanding common shares at a ratio of 1-for-125, as approved by the Company’s Board of Directors pursuant to its articles (the “Reverse Split”). The Reverse Split was confirmed by FINRA and announced on its Daily List on July 2, 2025. The Company’s common shares are currently traded on the OTCID Basic Market maintained by OTC Markets Group Inc. The Company’s ticker symbol has been temporarily changed to “DMNID” and will revert to “DMNIF” after 20 business days.

Following the Reverse Split, the new CUSIP number for the Company’s common shares is 235750205, and the new ISIN is CA2357502053.

Prior to the Reverse Split, the Company had 2,450,477,042 common shares issued and outstanding. Following the Reverse Split, and after giving effect to the adjustment for fractional shares described below, there are 19,603,815 common shares issued and outstanding as of the date of this report. No fractional shares have been issued. Any fractional share that is less than one-half (1/2) of a share has been cancelled, and any fractional share equal to or greater than one-half (1/2) of a share has been rounded up to one whole share.

The exercise or conversion prices and the number of shares issuable under the Company’s outstanding exercisable or convertible securities have been proportionately adjusted to reflect the Reverse Split.

Updated Unaudited Selected Financial Data

This Current Report on Form 8-K provides certain updated selected financial data of Damon Motors Inc. for the years ended June 30, 2024 and 2023; Grafiti Holding Inc. for the years ended June 30, 2024 and 2023; Damon Inc. (formerly Grafiti Holding Inc.) for the three-month period ended September 30, 2024; and Damon Inc. for the three- and nine-month periods ended March 31, 2025, each as adjusted for the Reverse Split (the “Updated Selected Financial Data”). The Updated Selected Financial Data updates and supplements (i) the audited consolidated financial statements of Damon Motors Inc. for the years ended June 30, 2024 and 2023; (ii) the audited consolidated financial statements of Grafiti Holding Inc. for the years ended June 30, 2024 and 2023; and (iii) the unaudited condensed consolidated financial statements of Damon Inc. (formerly Grafiti Holding Inc.) for the three-month period ended September 30, 2024, each of which is included in the registration statement on Form S-1 filed with the SEC on March 18, 2025 (File No. 333-285872) (the “S-1 Registration Statement”), as well as (iv) Damon Inc.’s unaudited condensed consolidated financial statements for the three- and nine-month periods ended March 31, 2025, included in its Quarterly Report on Form 10-Q filed with the SEC on May 19, 2025 (collectively with the S-1 Registration Statement, the “SEC Filings”). The Updated Selected Financial Data does not modify or update the disclosures in such SEC Filings, other than as indicated to reflect the Reverse Split, and should be read in conjunction with the SEC Filings. The information attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Updated Unaudited Selected Financial Data.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2025	DAMON, INC.

	By:	/s/ Bal Bhullar
Bal Bhullar
Chief Financial Officer

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